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                                                                    Exhibit 10.1

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                 Preferred Stock and Warrant Purchase Agreement

                                   dated as of

                                  July 19, 2002

                                  by and among

                      Orthovita, Inc., as Issuer and Seller

                                       and

     OrbiMed Associates LLC, PW Juniper Crossover Fund LLC, Caduceus Private Investment L.P. and certain other parties named herein, as Purchasers with respect to

            Series A 6% Cumulative Convertible Voting Preferred Stock
                 and Series A Warrants to Purchase Common Stock


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                         Table of Exhibits and Schedules

Exhibit A         Form of Statement of Designation of the Series A 6%
                  Cumulative Convertible Voting Preferred Stock
Exhibit B         Form of Series A Warrant
Exhibit C         Form of Investor Rights Agreement
Exhibit D         Form of Subsidiary Guaranty
Exhibit E         Form of Bylaw Amendment
Exhibit F         Form of Second Bylaw Amendment

Schedule 1        Purchasers
Schedule 3.11     Absence of Certain Changes
Schedule 3.15     Intellectual Property
Schedule 3.19     Investments
Schedule 3.20     Capitalization
Schedule 3.21     Rights, Warrants, Options
Schedule 3.22     Employment Agreements
Schedule 3.27     Brokers

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         PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") dated as of July 19, 2002, by and among Orthovita, Inc., a Pennsylvania corporation (the "Seller"), OrbiMed Associates LLC, PW Juniper Crossover Fund LLC or Caduceus Private Investment L.P., and each of the other persons listed on
Schedule 1 hereto (each is individually referred to as a "Purchaser" and collectively, the "Purchasers").

                                   WITNESSETH:


         WHEREAS, each of the Purchasers is willing to purchase from the Seller, and the Seller desires to sell to the Purchasers, up to an aggregate of 2,000 shares of its Series A 6% Cumulative Convertible Voting Preferred Stock, stated value $10,000 per share, par value $0.01 per share (the "Preferred Stock"), and Series A Common Stock Purchase Warrants (the "Series A Warrants" or the "Warrants") entitling the holders thereof to purchase up to an aggregate of 8,792,497 shares of the Seller's common stock, $0.01 par value (the "Common Stock"), at a per share exercise price (the "Exercise Price") equal to $1.612 (subject to adjustment as more fully set forth herein and in the Initial Series A Warrants).


         NOW, THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                          Article I - Purchase and Sale

         1.1      Purchase and Sale.

                  (a) On the terms and subject to the conditions set forth in this Agreement, at each of the Closings (as defined in Section 2.2), the Seller will sell and each of the Purchasers will purchase (i) the Preferred Stock in the amounts set forth on Schedule 1 hereto with respect to each applicable Closing, and (ii) the number of Series A Warrants set forth on
Schedule 1 hereto with respect to each applicable Closing.

                  (b) The shares of Common Stock issuable upon conversion of the Preferred Stock are referred to herein as the "Conversion Shares," and the shares of Common Stock issuable upon exercise of the Series A Warrants are referred to herein as the "Warrant Shares."

         1.2 Terms of the Preferred Stock and Warrants. The terms and provisions of the Preferred Stock are set forth in the Form of Series A 6% Cumulative Convertible Voting Preferred Stock, in the form attached hereto as Exhibit A (the "Statement of Designation"). The terms and provisions of the Warrants are more fully set forth in the Form of Series A Common Stock Purchase Warrant, in the form attached hereto as Exhibit B.

         1.3      Transfers; Legends.

                  (a) Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, the Preferred Stock, Conversion Shares, Warrants and Warrant Shares (collectively, the "Securities") may be transferred, in whole or in part, by any of the Purchasers at any time by delivering written transfer instructions to the Seller, and the Seller shall reflect such transfer on its books and records and reissue certificates

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evidencing the Preferred Stock upon surrender of certificates evidencing the
Preferred Stock being transferred. Any such transfer shall be made by a Purchaser in accordance with applicable law. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Seller, except as otherwise set forth herein, the Seller may require the transferor thereof to provide to the Seller an opinion of counsel selected by the transferor, such counsel and the form and substance of which opinion shall be reasonably satisfactory to the Seller and Seller's counsel, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Seller hereby consents to and agrees to register on the books of the Seller and with any transfer agent for the securities of the Seller, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser, provided that the transferee certifies to the Seller that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof) and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in violation of the Securities Act. Any transferee shall agree to be bound by the terms of the Investor Rights Agreement and Sections 5.4 and 5.8 and Articles VII and VIII of the Purchase Agreement, and shall deliver the Proxy (as such term is defined in the Investor Rights Agreement) pursuant to the terms of the Investor Rights Agreement. The Seller shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this
Section 1.3(a). Any such transfer shall be made by a Purchaser in accordance with applicable law. An "Affiliate" means any Person (as such term is defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. A "Person" means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision of any thereof) or other entity of any kind.

                  (b) The certificates representing the Securities shall bear the following legends:

                  "THE SHARES REPRESENTED BY, OR ACQUIRABLE UPON CONVERSION OR EXERCISE OF SECURITIES EVIDENCED BY, THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY) OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED."

                  "THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE

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                  TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT
                  DATED AS OF JULY 19, 2002, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

                     Article II - Purchase Price and Closing

         2.1 Purchase Price. The aggregate purchase price (the "Purchase Price") to be paid by the Purchasers to the Seller to acquire the Preferred Stock and the Series A Warrants shall be the total amount set forth on Schedule 1 hereto.

         2.2      The Closings.

                  (a) The first closing of the transactions contemplated under this Agreement (the "First Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article 6.1(a) and 6.2(a) (other than those conditions which by their terms are not to be satisfied or waived until the First Closing), at the offices of Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, New York, New York 10110. The date on which the First Closing occurs is the "First Closing Date".

                  (b) The second closing of the transactions contemplated under this Agreement (the "Second Closing") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article 6.1(b) and 6.2(b) (other than those conditions which by their terms are not to be satisfied or waived until the Second Closing), at the offices of Wollmuth Maher & Deutsch LLP, 500 Fifth Avenue, New York, New York 10110. The date on which the Second Closing occurs is the "Second Closing Date".

                  (c) Notwithstanding anything to the contrary contained herein, in no event shall the Seller be obligated to issue any securities at the Second Closing in the absence of Shareholder Approval (as defined in Section
5.13 below).

           Article III - Representations And Warranties of The Seller

         The Seller represents and warrants to the Purchasers as follows:

         3.1 Corporate Existence and Power; Subsidiaries. The Seller and its Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of the state in which they are incorporated, and have all corporate powers required to carry on their business as now conducted. The Seller and its Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction where the character of the property owned or leased by them or the nature of their activities makes such qualification

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necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect on the Seller or any of its Subsidiaries. For purposes of this Agreement, the term "Material Adverse Effect" means, with respect to any person or entity, a material adverse effect on its and its Subsidiaries' condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities), results of operations or current prospects, taken as a whole. True and complete copies of the Seller's Amended and Restated Articles of Incorporation, as amended, and Bylaws, as amended (collectively, the "Articles and Bylaws") have previously been provided to the Purchasers. For purposes of this Agreement, the term "Subsidiary" or "Subsidiaries" means, with respect to any entity, any corporation or other organization of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests. The Seller has no Subsidiaries other than Ortho, Inc., Vita Licensing, Inc., Vita Special Purpose Corp. and Partisyn Corp., each of which is wholly-owned by the Seller.

         3.2 Corporate Authorization. The execution, delivery and performance by Ortho, Inc. of the Subsidiary Guaranty have been duly authorized. The execution, delivery and performance by the Seller of this Agreement, the Warrants, Investor Rights Agreement, and each of the other documents executed pursuant to and in connection with this Agreement (together with the Subsidiary Guaranty, the "Related Documents"), and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Stock and the Warrants, and the subsequent issuance of the Conversion Shares upon conversion of the Preferred Stock, and the subsequent issuance of the Warrant Shares upon exercise of the Warrants) have been duly authorized, and no additional corporate action is required for the approval of this Agreement. The Conversion Shares and the Warrant Shares have been duly reserved for issuance by the Seller. This Agreement and the Related Documents have been or, to the extent contemplated hereby or by the Related Documents, will be duly executed and delivered and constitute the legal, valid and binding agreement of the Seller or Ortho, Inc., as the case may be, enforceable against the Seller or Ortho, Inc., as the case may be, in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3.3 Charter, Bylaws and Corporate Records. The minute books of the Seller and its Subsidiaries contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Seller and its Subsidiaries from the date of their incorporation to the date hereof. All material corporate decisions and actions have been validly made or taken. All corporate books, including without limitation the share transfer register, comply with applicable laws and regulations and have been regularly updated. Such books fully and correctly reflect all the decisions of the shareholders.

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         3.4      Governmental Authorization. Except as otherwise specifically contemplated in this Agreement and the Related Documents, and except for: (i) the filings referenced in Section 5.12; (ii) the filing of the Statement of Designation; (iii) the filing of a Form D with respect to the Preferred Stock and Warrants under Regulation D under the Securities Act; (iv) the filing of the Registration Statement with the Commission; (v) the application(s) to each trading market for the listing of the Conversion Shares and the Warrant Shares for trading thereon, (vi) any filings required under state securities laws that are permitted to be made after the date hereof, and (vii) where the failure to take such action or make such filing could not have or result in a Material Adverse Effect, the execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Stock and Warrants and the subsequent issuance of the Conversion Shares and Warrant Shares upon conversion of the Preferred Stock or exercise of the Warrants, as applicable, but subject to any shareholder approval contemplated by Section 5(k)(ii) of the Statement of Designation) by the Seller require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

         3.5 Non-Contravention. The execution, delivery and performance by the Seller of this Agreement and the Related Documents, and the consummation by the Seller of the transactions contemplated hereby and thereby (including the issuance of the Conversion Shares and Warrant Shares) do not and will not (a) contravene or conflict with the Articles and Bylaws of the Seller and its Subsidiaries or any material agreement to which the Seller is a party or by which it is bound; (b) contravene or conflict with or constitute a material violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller or its Subsidiaries; (c) constitute a default under or give rise to a right of termination, cancellation or acceleration or loss of any benefit under any material agreement, contract or other instrument binding upon the Seller or its Subsidiaries or under any material license, franchise, permit or other similar authorization held by the Seller or its Subsidiaries; or (d) result in the creation or imposition of any Lien (as defined below) on any material asset of the Seller or its Subsidiaries. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, claim or encumbrance of any kind in respect of such asset.

         3.6 SEC Documents. The Seller is obligated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") to file reports pursuant to Sections 13 or 15(d) thereof (all such reports filed or required to be filed by the Seller, including all exhibits thereto or incorporated therein by reference, and all documents filed by the Seller under the Securities Act hereinafter called the "SEC Documents"). The Seller has filed all reports or other documents required to be filed under the Exchange Act. All SEC Documents filed by the Seller as of or for any period beginning on or after January 1, 1999, (i) were prepared in all material respects in accordance with the requirements of the Exchange Act and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has previously delivered to the Purchaser a correct and complete copy of each report which the Seller filed with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Exchange Act for any period ending on or after December 31, 2000 (the "Recent Reports"). None of the information

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about the Seller or any of its Subsidiaries which has been disclosed to the
Purchasers herein or in the course of discussions and negotiations with respect hereto which is not disclosed in the Recent Reports is or was required to be so disclosed.

         3.7 Financial Statements. Each of (i) the Seller's audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity (including the related notes) as of and for the years ended December 31, 2001 and December 31, 2000, as contained in the Recent Reports, and (ii) the Seller's unaudited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders' equity as of and for the three months ended March 31, 2002, as contained in the Recent Reports (both (i) and (ii) collectively, the "Seller's Financial Statements" or the "Financial Statements") (x) present fairly in all material respects the financial position of the Seller and its Subsidiaries on a consolidated basis as of the dates thereof and the results of operations, cash flows and stockholders' equity as of and for each of the periods then ended, except that the unaudited financial statements are subject to normal year-end adjustments, and (y) were prepared in accordance with generally accepted accounting principals ("GAAP") applied on a consistent basis throughout the periods involved, in each case, except as otherwise indicated in the notes thereto.

         3.8 Compliance with Law. The Seller and its Subsidiaries are in compliance in all material respects and have conducted their business so as to comply in all material respects with all laws, rules and regulations, judgments, decrees or orders of any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign, applicable to their operations. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration), including any such actions relating to affirmative action claims or claims of discrimination, against the Seller or its Subsidiaries or against any of their properties or businesses.

         3.9 No Defaults. The Seller and its Subsidiaries are not, nor have they received notice that they would be with the passage of time, giving of notice, or both, (i) in violation of any provision of their Articles and Bylaws
(ii) in default or violation of any term, condition or provision of (A) any judgment, decree, order, injunction or stipulation applicable to the Seller or its Subsidiaries or (B) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller or its Subsidiaries are a party or by which the Seller or its Subsidiaries or their properties or assets may be bound, and no circumstances exist which would entitle any party to any material agreement, note, mortgage, indenture, contract, lease or instrument to which such Seller or its Subsidiaries are a party, to terminate such as a result of such Seller or its Subsidiaries, having failed to meet any material provision thereof including, but not limited to, meeting any applicable milestone under any material agreement or contract.

         3.10 Litigation. Except as disclosed in the Recent Reports, there is no action, suit, proceeding, judgment, claim or investigation pending or, to the best knowledge of the Seller, threatened against the Seller and its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Seller or its Subsidiaries or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby, and there is no basis for the assertion of any of the foregoing.

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There are no claims or complaints existing or, to the knowledge of the Seller or its Subsidiaries, threatened for product liability in respect of any product of the Seller or its Subsidiaries, and the Seller and its Subsidiaries are not aware of any basis for the assertion of any such claim.

         3.11 Absence of Certain Changes. Since December 31, 2001, the Seller has conducted its business only in the ordinary course and there has not occurred, except as set forth in the Recent Reports or any exhibit thereto or incorporated by reference therein:

                  (a) Any event that could reasonably be expected to have a Material Adverse Effect on the Seller or any of its Subsidiaries;

                  (b) Any amendments or changes in the Articles or Bylaws of the Seller and itsSubsidiaries, other than on account of the filing of the Statement of Designation and the Bylaw Amendment;

                  (c) Any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have a Material Adverse Effect on the Seller and its Subsidiaries;

                  (d)      Any

                           (i) incurrence, assumption or guarantee by the Seller or its Subsidiaries of any debt for borrowed money other than for equipment leases or working capital lines of credit, except as set forth on Schedule 3.11(d);

                           (ii)     issuance or sale of any securities
                                    convertible into or exchangeable for
                                    securities of the Seller other than to
                                    directors, employees and consultants
                                    pursuant to existing equity compensation or stock purchase plans of the Seller or as set forth on Schedule 3.11(d);

                           (iii) issuance or sale of options or other rights to acquire from the Seller or its Subsidiaries, directly or indirectly, securities of the Seller or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business in accordance with past practice or as set forth on Schedule 3.11(d);

                           (iv) issuance or sale of any stock, bond or other corporate security;

                           (v) discharge or satisfaction of any material Lien, other than current liabilities incurred since December 31, 1999 in the ordinary course of business;

                           (vi) declaration or making any payment or distribution to shareholders or purchase or redemption of any share of its capital stock or other security;

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                           (vii)    sale, assignment or transfer any of its
                                    intangible assets except in the ordinary course of business, or cancellation of any debt or claim except in the ordinary course of business;

                           (viii) waiver of any right of substantial value whether or not in the ordinary course of business;

                           (ix) material change in officer compensation except in the ordinary course of business and consistent with past practices; or

                           (x) other commitment (contingent or otherwise) to do any of the foregoing.

                  (e) Any creation, sufferance or assumption by the Seller or any of its Subsidiaries of any Lien on any asset (other than Liens existing on the date hereof or in connection with equipment leases and working capital lines of credit set forth on Schedule 3.11(e)) or any making of any loan, advance or capital contribution to or investment in any Person in an aggregate amount which exceeds $25,000 outstanding at any time;

                  (f) Any entry into, amendment of, relinquishment, termination or non-renewal by the Seller or its Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business; or

                  (g) Any transfer or grant of a right with respect to the trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Seller or its Subsidiaries, except as among the Seller and its Subsidiaries.

         3.12 No Undisclosed Liabilities. Except as set forth in the Recent Reports, and except for liabilities and obligations incurred in the ordinary course of business since December 31, 2001, as of the date hereof, (i) the Seller and its Subsidiaries do not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) which, and (ii) there has not been any aspect of the prior or current conduct of the business of the Seller or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in any such material liabilities or obligations which, are not fully reflected, reserved against or disclosed in the balance sheet of the Seller as at December 31, 2001.

         3.13 Taxes. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Seller and its Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all of the foregoing as filed are correct and complete and, in all material respects, reflect accurately all liability for taxes of the Seller and its Subsidiaries for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Seller and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through May 31, 2002, and through the Closing Date, were fully collected and paid by such date if due by such

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date or provided for by adequate reserves in the Financial Statements as of and for the periods ended March 31, 2002 (other than taxes accruing after such date) and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any such taxes were reported or reflected in any tax returns or filings. No taxation authority has sought to audit the records of the Seller or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for the Seller's or any of its Subsidiaries' alleged failure to provide any such tax returns, reports or related information and disclosure. No material claims or deficiencies have been asserted against or inquiries raised with the Seller or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Seller or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the best of the Seller's knowledge, there exists no reasonable basis for the making of any such claims or inquiries. Neither the Seller nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

     3.14 Interests of Officers, Directors and Other Affiliates. The description of any interest held, directly or indirectly, by any officer, director or other Affiliate of Seller (other than the interests of the Seller and its Subsidiaries in such assets) in any property, real or personal, tangible or intangible, used in or pertaining to Seller's business, including any interest in the Seller's Intellectual Property (as defined in Section 3.15 hereof), as set forth in the Recent Reports, is true and complete, and no officer, director or other Affiliate of the Seller has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Seller's business, including the Seller's Intellectual Property, other than as set forth in the Recent Reports.

     3.15  Intellectual Property. Other than as set forth in the Recent Reports:
(a) the Seller or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Seller and its Subsidiaries (collectively, the "Rights") and in and to each material invention, software, trade secret, technology, product, composition, formula, method of process used by the Seller (the Rights and such other items, the "Intellectual Property"), and, to the Seller's knowledge, has the right to use the same, free and clear of any claim or conflict with the rights of others; (b) no royalties or fees (license or otherwise) are payable by the Seller to any Person by reason of the ownership or use of any of the Intellectual Property except as set forth on Schedule 3.15; (c) there have been no claims made against the Seller asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to its knowledge, there are no reasonable grounds for any such claims; (d) the Seller has not made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Seller's knowledge, no reasonable grounds for such claims exist; and
(e) the Seller has not received any written notice or, other type of overt notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

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     3.16  Restrictions on Business Activities. Other than as set forth in the
Recent Reports, there is no agreement, judgment, injunction, order or decree binding upon the Seller or its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Seller or its Subsidiaries, any acquisition of property by the Seller or its Subsidiaries or the conduct of business by the Seller or its Subsidiaries as currently conducted or as currently proposed to be conducted by the Seller.

     3.17 Preemptive Rights. None of the shareholders of the Seller possess any preemptive rights in respect of the Preferred Stock or the Conversion Shares or Warrant Shares to be issued to the Purchasers upon conversion of the Preferred Stock or exercise of the Warrants, as applicable.

     3.18 Insurance. The insurance policies providing insurance coverage to the Seller or its Subsidiaries including for product liability are adequate for the business conducted by the Seller and its Subsidiaries and are sufficient for compliance by the Seller and its Subsidiaries with all requirements of law and all material agreements to which the Seller or its Subsidiaries are a party or by which any of their assets are bound. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Seller and its Subsidiaries have complied with all material terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to the Seller or its Subsidiaries an intention to cancel any such policy.

     3.19 Subsidiaries and Investments. Except as set forth in the Recent Reports or on Schedule 3.19, the Seller has no Subsidiaries or Investments. For purposes of this Agreement, the term "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

     3.20 Capitalization. The authorized capital stock of the Seller consists of 50,000,000 shares of common stock, $0.01 par value per share, of which 20,019,622 shares are issued and outstanding as of the date hereof, and 20,000,000 shares of preferred stock, issuable in one or more classes or series, with such relative rights and preferences as the Board of Directors may determine, none of which has been authorized for issuance other than the Preferred Stock contemplated hereby and none of which, immediately prior to the Closing, is outstanding. All shares of the Seller's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Seller from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Seller. All taxes required to be paid by Seller in connection with the issuance and any transfers of the Seller's capital stock have been paid. Except as set forth on
Schedule 3.20, all permits or authorizations required to be obtained from or registrations

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required to be effected with any Person in connection with any and all issuances of securities of the Seller from the date of the Seller's incorporation to the date hereof have been obtained or effected, and all securities of the Seller have been issued and are held in accordance with the provisions of all applicable securities or other laws.

     3.21 Options, Warrants, Rights. Except as set forth on Schedule 3.21 or in the Recent Reports, there are no outstanding (a) securities, notes or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Seller or its Subsidiaries; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Seller or its Subsidiaries; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Seller or its Subsidiaries of any capital stock or other equity interests of the Seller or its Subsidiaries, any such securities or instruments convertible or exercisable for securities or any such options, warrants or rights. Other than the rights of the Purchasers under the Preferred Stock and the Warrants, and except as set forth on Schedule 3.21, neither the Seller nor the Subsidiaries have granted anti-dilution rights to any person or entity in connection with any option, warrant, subscription or any other instrument convertible or exercisable for the securities of the Seller or any of its Subsidiaries. Other than the rights granted to the Purchasers under the Investor Rights Agreement, there are no outstanding rights which permit the holder thereof to cause the Seller or the Subsidiaries to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Seller or any of its Subsidiaries in a registration statement filed by the Seller or any of its Subsidiaries under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Seller or any of its Subsidiaries for sale or distribution in any jurisdiction, except as set forth on Schedule 3.21.

     3.22 Employees, Employment Agreements and Employee Benefit Plans. Except as set forth in the Recent Reports or on Schedule 3.22, there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Seller and any officer, director, consultant or employee of the Seller or its Subsidiaries (the "Employment Agreements"). No Employment Agreement provides for the acceleration or change in the award, grant, vesting or determination of operations, warrants, rights, severance payments, or other contingent obligations of any nature whatsoever of the Seller or its Subsidiaries in favor of any such parties in connection with the transactions contemplated by this Agreement. Except as disclosed in the Recent Reports or on Schedule 3.22, the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisors of the Seller and its Subsidiaries are such that their employment or engagement may be terminated upon not more than two weeks' notice given at any time without liability for payment of compensation or damages and the Seller and its Subsidiaries have not entered into any agreement or arrangement for the management of their business or any part thereof other than with their directors or employees.

     3.23 Absence of Certain Business Practices. Neither the Seller, nor any Affiliate of the Seller, nor to the knowledge of the Seller, any agent or employee of the Seller, any other Person acting on behalf of or associated with the Seller, or any individual related to any of the foregoing Persons, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of

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their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom the Seller has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of the Seller (or assist the Seller in connection with any actual or proposed transaction) which (i) may subject the Seller to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had an adverse effect on the Seller or (iii) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Seller or subject the Seller to suit or penalty in any private or governmental litigation or proceeding.

     3.24 Products and Services. To the knowledge of the Seller, there exists no set of facts (i) which could furnish a basis for the withdrawal, suspension or cancellation of any registration, license, permit or other governmental approval or consent of any governmental or regulatory agency with respect to any product or service developed or provided by the Seller or its Subsidiaries, (ii) which could furnish a basis for the withdrawal, suspension or cancellation by order of any state, federal or foreign court of law of any product or service, or (iii) which could have a Material Adverse Effect on the continued operation of any facility of the Seller or its Subsidiaries or which could otherwise cause the Seller or its Subsidiaries to withdraw, suspend or cancel any such product or service from the market or to change the marketing classification of any such product or service. Each product or service provided by Seller or its Subsidiaries has been provided in accordance in all material respects with the specifications under which such product or service normally is and has been provided and the provisions of all applicable laws or regulations.

     3.25 Environmental Matters. None of the premises or any properties owned, occupied or leased by the Seller or its Subsidiaries (the "Premises") has been used by the Seller or the Subsidiaries or, to the Seller's knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a "hazardous substance" under applicable Environmental Laws ("Hazardous Substances") in violation of any applicable Environmental Laws (hereinafter defined). To its knowledge, the Seller has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Seller or, to the Seller's knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Seller under applicable Environmental Laws. The Seller and, to the Seller's knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the "Environmental Laws"). Neither the Seller nor, to the Seller's knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Seller's knowledge, threatened against the Seller or, to the

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Seller's knowledge, any such Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Seller, there is no basis for the institution of any such proceeding, suit or investigation.

     3.26  Licenses; Compliance With FDA and Other Regulatory Requirements.

           (a) General. The Seller holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Seller and its Subsidiaries as presently operated (the "Governmental Authorizations"). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Seller and its Subsidiaries are in material compliance with the terms of all the Governmental Authorizations. The Seller and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any such Governmental Authorizations. The Seller has no knowledge of any facts which could reasonably be expected to cause the Seller to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

           (b) FDA. Without limiting the generality of the representations and warranties made in paragraph (a) above, the Seller represents and warrants that
(i) the Seller and each of its Subsidiaries is in material compliance with all applicable provisions of the United States Federal Food, Drug, and Cosmetic Act (the "FDC Act"), (ii) its products and those of each of its Subsidiaries that are in the Seller's control are not adulterated or misbranded and are in lawful distribution, (iii) all of the products marketed by and within the control of the Seller comply in all material respects with any conditions of approval and the terms of the application submitted by the Seller to the United States Food and Drug Administration (the "FDA"), (iv) the FDA has not initiated legal action with respect to the manufacturing of the Seller's products, such as seizures or FDA-required recalls, and Seller uses best efforts to comply with applicable FDA good manufacturing practice regulations, (v) its products are labeled and promoted by the Seller and its representatives in substantial compliance with the applicable terms of the marketing application submitted by the Seller to the FDA and the provisions of the FDC Act, (vi) all adverse events that were known to and required to be reported by Seller to the FDA have been reported to the FDA in a timely manner, (vii) neither the Seller nor any of its Subsidiaries is, to their knowledge, employing or utilizing the services of any individual who has been debarred under the FDC Act, (viii) all stability studies required to be performed for products distributed by the Seller or any of its Subsidiaries have been completed or are ongoing in material compliance with the applicable FDA requirements, (ix) any products exported by the Seller or any of its Subsidiaries have been exported in compliance with the FDC Act, and (x) the Seller and its Subsidiaries is in compliance in all material respects with all applicable provisions of the Controlled Substances Act.

     3.27 Brokers. Except as set forth on Schedule 3.27, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon any arrangement made by or on behalf of the Seller.

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     3.28  Securities Laws. Neither the Seller nor its Subsidiaries nor any
agent acting on behalf of the Seller or its Subsidiaries has taken or will take any action which might cause this Agreement or the Preferred Stock to violate the Securities Act or the Exchange Act or any rules or regulations promulgated thereunder, as in effect on the Closing Date. All offers and sales of capital stock, securities and notes of the Seller were conducted and completed in compliance with the Securities Act. All shares of capital stock and other securities issued by the Seller and its Subsidiaries prior to the date hereof have been issued in transactions that were either registered offerings or were exempt from the registration requirements under the Securities Act and all applicable state securities or "blue sky" laws and in compliance with all applicable corporate laws.

     3.29 Disclosure. No representation or warranty made by the Seller in this Agreement, nor in any document, written information, financial statement, certificate, schedule or exhibit prepared and furnished by the Seller or the representatives of the Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

          Article IV - Representations and Warranties of the Purchasers

           Each Purchaser, for itself, hereby severally represents and warrants to the Seller as follows:

     4.1 Existence and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of such Purchaser's organization. The Purchaser has all powers required to carry on such Purchaser's business as now conducted.

     4.2 Authorization. The execution, delivery and performance by the Purchaser of this Agreement, the Related Documents to which such Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized, and no additional action is required for the approval of this Agreement. This Agreement and the Related Documents to which the Purchaser is a party have been or, to the extent contemplated hereby, will be duly executed and delivered and constitute valid and binding agreements of the Purchaser, enforceable against such Purchaser in accordance with their terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors and except that enforceability of their obligations thereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 Investment. The Purchaser is acquiring the Securities for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with the intention of distributing or reselling the same, provided, however, that by making the representation herein, the Purchaser does not agree to hold any of the securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is aware that none of the Securities has been registered under the Securities Act or

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under applicable state securities or blue sky laws. The Purchaser is an
"Accredited Investor" as such term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act.

     4.4 Reliance on Exemptions. The Purchaser understands that the Preferred Stock and Warrants are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

     4.5 Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

     4.6 General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     4.7 Independence. Such Purchaser is neither an Affiliate of any other Purchaser nor is a member of any "group" in which any other Purchaser is a member, except that: (i) OrbiMed Associates LLC, PW Juniper Crossover Fund LLC or Caduceus Private Investment L.P. are Affiliates of each other by virtue of OrbiMed Advisors LLC acting as their investment advisor; (ii) Xmark Fund, L.P. and Xmark Fund, Ltd. are Affiliates of each other; (iii) DMG Legacy Fund, LLC, DMG Legacy Institutional Fund Ltd. and DMG Legacy International Fund Ltd. are Affiliates of each other; and (iv) ProMed Partners, L.P. and ProMed Offshore Fund, Ltd. are Affiliates of each other. For purposes hereof, "group" has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission.

     4.8  Designation of Directors.

          (i) Such Purchaser does not have, nor will it have by virtue of the consummation of the transactions contemplated hereunder, the right to designate any director or any nominee for election as a director of the Seller, except as set forth in the Seller's Bylaws (as amended by the Bylaw Amendment).

          (ii) Such Purchaser does not have, nor will it have by virtue of the consummation of the transactions contemplated hereunder, any obligation to vote for any nominee for election as a director of the Seller.

          (iii) Such Purchaser does not have, nor will it have by virtue of the consummation of the transactions contemplated hereunder, any right to require any other person to designate a nominee or vote for a nominee for election as a director of the Seller.

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          (iv)  Such Purchaser does not have, nor will it have by virtue of the consummation of the transactions contemplated hereunder, any contractual or other arrangement or agreement with any other person that would, directly or indirectly, influence the management of the Seller; subject, however, to the Purchaser's right to designate directors or nominees for election as directors of the Seller in the manner described in the Seller's Bylaws (as amended by the Bylaw Amendment).

               Article V - Covenants of the Seller and Purchasers

     5.1 Insurance. The Seller and its Subsidiary shall, from time to time upon the written request of the Purchasers, promptly furnish or cause to be furnished to the Seller evidence, in form and substance reasonably satisfactory to the Purchasers, of the maintenance of all insurance maintained by it for loss or damage by fire and other hazards, damage or injury to persons and property, including from product liability, and under workmen's compensation laws.

     5.2 Reporting Obligations. So long as any of the Preferred Stock is outstanding, and so long as any Warrant has not been exercised and has not expired by its terms, the Seller shall furnish to the Purchasers, or any other persons who hold any of the Preferred Stock or Warrants (provided that such holders give notice to the Seller that they hold Preferred Stock or Warrants and furnish their addresses) promptly upon their becoming available one copy of each report, notice or proxy statement sent by the Seller to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any registration statement, prospectus or written communication (other than transmittal letters) pursuant to the Securities Act, in each case relating to the issuance or registration of Conversion Shares and the Warrant Shares and filed by the Seller with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

          The Purchasers are hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Seller which may have been furnished to the Purchasers hereunder, to any regulatory body or agency having jurisdiction over the Purchasers or to any Person which shall, or shall have right or obligation to succeed to all or any part of the Purchasers' interest in the Seller or this Agreement.

     5.3 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. Without limiting the generality of the foregoing, the inability or failure of the Purchasers to discover any breach, default or misrepresentation by the Seller under this Agreement or the Related Documents (including under any certificate furnished pursuant to this Agreement), notwithstanding the exercise by the Purchasers or other holders of the Preferred Stock of their rights hereunder to conduct an investigation shall not in any way diminish any liability hereunder.

     5.4 Public Announcements. Neither the Purchasers nor the Seller shall (and each such party shall use its reasonable efforts to cause its Subsidiaries, Affiliates, directors, officers, employees and authorized representatives not
to), issue any press release, make any public announcement or furnish any written statement to its employees or stockholders generally

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concerning the transactions contemplated by this Agreement without the consent of the other party (which consent shall not be unreasonably withheld), except to the extent required by applicable law or the applicable requirements of applicable stock exchange rules (including NASDAQ) or as otherwise contemplated herein (and in either such case such party shall, to the extent consistent with timely compliance with such requirement, consult with the other party prior to making the required release, announcement or statement).

     5.5 Use of Proceeds. The Seller covenants and agrees that the proceeds of the Purchase Price shall be used by the Seller for working capital and general corporate purposes; under no circumstances shall any portion of the proceeds be applied to:

          (i)   accelerated repayment of debt existing on the date hereof;

          (ii) the payment of dividends or other distributions on any capital stock of the Seller other than the Preferred Stock;

          (iii) increased executive compensation or loans to officers, employees, shareholders or directors, unless approved by a disinterested majority of the Board of Directors;

          (iv) the purchase of debt or equity securities of any person, including the Seller and its Subsidiaries, except in connection with investment of excess cash in high quality (A1/P1 or better) money market instruments having maturities of one year or less; or

          (v) any expenditure not directly related to the business of the Seller.

     5.6 Corporate Existence. So long as a Purchaser owns Preferred Stock or Conversion Shares, the Seller shall preserve and maintain and cause its Subsidiaries to preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Seller and its Subsidiary (except, in each case, in the event of a merger or consolidation in which the Seller or its Subsidiary, as applicable, is not the surviving entity) in each case where failure to so preserve or maintain could have a Material Adverse Effect on the financial condition, business or operations of the Seller and its Subsidiaries taken as a whole.

      5.7 Licenses. The Seller shall, and shall cause its Subsidiaries to, maintain at all times all material licenses or permits necessary to the conduct of its business and as required by any governmental agency or instrumentality thereof, including without limitation all FDA clearances and approvals.

     5.8 Short Selling. Each of the Purchasers hereby irrevocably agrees that it will not, without the prior written consent of the Seller, make any short sale (including, but not limited to, a "short against the box") of the Seller's Common Stock for a period beginning on the date of this Agreement and ending on the date that is the twenty-seven month anniversary of the Closing Date.

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     5.9  Taxes and Claims. The Seller and its Subsidiaries shall duly pay and discharge (a) all material taxes, assessments and governmental charges upon or against the Seller or properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all material lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Seller or its Subsidiaries unless and to the extent only that the same are being diligently contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

     5.10 Perform Covenants. The Seller shall (a) make full and timely payment of any and all payments on the Preferred Stock, and all other indebtedness of the Seller to the Purchasers in connection therewith, whether now existing or hereafter arising, and (b) duly comply with all the terms and covenants contained herein and in each of the instruments and documents given to the Purchasers in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth herein or therein.

     5.11 Additional Covenants. (a) Except for transactions approved by a majority of the disinterested directors of the Board of Directors, neither the Seller nor any of its Subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Seller or any of its Subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, with the exception of transactions which are consummated upon terms that are no less favorable than would be available if such transaction had been effected at arms-length, in the reasonable judgment of the Board of Directors.

          (b) Promptly after the date hereof, the Seller shall apply to each U.S. securities exchange, interdealer quotation system and other trading market where its Common Stock is currently listed or qualified for trading or quotation for the listing or qualification of the Conversion Shares and the Warrant Shares for trading or quotation thereon in the time and manner required thereby and shall from time to time advise the Purchaser of the status of such application, and promptly give notice of any determination, whether or not final, and whether or unfavorable, with respect to such applications.

          (c) The Seller shall timely prepare and file with the Securities and Exchange Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Preferred Stock and Warrants under this Agreement.

          (d) The Seller shall timely prepare and file such applications, consents to service of process (but not including a general consent to service of process) and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a Purchaser resides as indicated on Schedule 1 with respect to the sale of the Preferred Stock and Warrants under this Agreement.

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         5.12 Securities Laws Disclosure; Publicity. The Seller may (i) on or
promptly after the Closing Date, issue a press release disclosing the transactions contemplated hereby and acceptable to Purchasers purchasing a majority of the Preferred Stock at the First Closing, and (ii) after the Closing Date, file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby. Except as provided in the preceding sentence, neither the Company nor the Purchasers shall make any press release or other publicity about the terms of this Agreement or the transactions contemplated hereby without the prior approval of the other unless otherwise required by law.

         5.13 Shareholder Approval. The Company shall use its reasonable best efforts to call a meeting of its shareholders to be held as promptly as practicable after the date hereof for the purpose of voting upon and approving
(i) the issuance of the Preferred Shares and the Warrants at the Second Closing and the issuance in full, without regard to whether such issuance is below-market, of the Conversion Shares upon conversion of the Preferred Shares or otherwise pursuant to the Statement of Designation (including, without limitation, Dividend Shares) and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants and (ii) an amendment to the Bylaws substantially in the form attached hereto as Exhibit F (the "Second Bylaw Amendment") (the "Shareholder Approval"). The Company shall recommend to its shareholders approval of such matters. The Company shall use its reasonable best efforts to solicit from its shareholders proxies in favor of such matters sufficient to comply with all relevant legal requirements, including, without limitation, Rule 4350(i) promulgated by the National Association of Securities Dealers, Inc., and shall vote such proxies and, shall use its reasonable best efforts to cause all "affiliates" (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) of the Company to vote any shares of Common Stock beneficially owned by such persons or entities, in favor of such matters.

         5.14 Nomination of Director. Each of the Purchasers nominates Jonathan Silverstein to the Board of Directors of the Seller in accordance with their right to nominate the board member under Section 5.02(c)(1)(i) of the Bylaw Amendment to the Seller's Bylaws.

         5.15 Further Assurances. The Seller shall, at its cost and expense, upon written request of the Purchasers, duly execute and deliver, or cause to be duly executed and delivered, to the Purchasers such further instruments and do and cause to be done such further acts as may be necessary, advisable or proper, in the absolute discretion of the Purchasers, to carry out more effectually the provisions and purposes of this Agreement. The parties shall use their best efforts to timely satisfy each of the conditions described in Article VI of this Agreement.

                       Article VI - Conditions to Closings

         6.1 Conditions to Obligations of Purchasers to Effect the Closings. The obligations of a Purchaser to effect the First Closing or the Second Closing, as the case may be, and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the First Closing or the Second Closing, as applicable, of each of the following conditions, any of which may be waived, in writing, by a Purchaser:

              (a) With respect to the First Closing, the Seller shall deliver or cause to be delivered to each of the Purchasers the following:

                  1.  (i)    One or more certificates evidencing the aggregate
                      number of shares of the Preferred Stock, duly authorized, issued, fully paid and non-assessable, as is indicated on
                      Schedule 1 to be purchased at the First Closing by such Purchaser, registered in the name of such Purchaser, in such denominations as is indicated on Schedule 1 for such Purchaser with respect to the First Closing (provided that delivery of such certificates on the business day immediately after the First Closing Date shall be deemed to satisfy the Seller's obligation in this Section 6.1(a)(1)(i));

                      (ii) One or more certificates evidencing the Series A Warrants, registered in the name of such Purchaser, in such denominations as is indicated on Schedule 1 for such Purchaser with respect to the First Closing, pursuant to which such Purchaser shall be entitled to purchase an aggregate of that number of shares of Common Stock as is indicated on Schedule 1 to be purchased at the First Closing by such Purchasers (provided that delivery of such certificates on the business day immediately after the First Closing Date shall be deemed to satisfy the Seller's obligation in this Section 6.1(a)(1)(ii)).

                  2. The Investor Rights Agreement, in the form attached hereto as Exhibit C (the "Investor Rights Agreement"), duly executed by the Seller.

                  3. The Subsidiary Guaranty, in the form attached hereto as Exhibit D (the "Subsidiary Guaranty"), duly executed by Ortho, Inc., a wholly-owned Subsidiary of the Seller ("Ortho, Inc.").

                  4. A legal opinion of Morgan, Lewis & Bockius LLP ("Seller's Counsel"), counsel to the Seller, in form and substance satisfactory to the Purchasers.

                  5. A certificate of the Secretary of the Seller (the "Secretary's Certificate"), in form and substance satisfactory to the Purchasers, certifying as follows:

                      (i) that the Statement of Designation authorizing the Preferred Stock has been duly filed in the office of the Department of State of the Commonwealth of the Pennsylvania, and that attached to the Secretary's Certificate is true and complete copy of the Amended and Restated Articles of Incorporation of the Seller and the Statement of Designation;

                      (ii) that a true copy of the Bylaws of the Seller, as amended to the Closing Date, is attached to the Secretary's Certificate;

                      (iii) that attached thereto are true and complete copies of the resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and the Related Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby including, but not limited to, the authorization and issuance of the Preferred Stock,

                     (iv) the names and true signatures of the officers of the Seller signing this Agreement and all other documents to be delivered in connection with this Agreement,

                     (v) such other matters as required by this Agreement, and

                     (vi) such other matters as the Purchasers may reasonably request.

                6. A wire transfer representing the Purchasers' reasonable legal fees and expenses as described in Section 8.2 hereof; such fee may, at the election of the Seller, be paid out of the funds due from the Purchasers at the First Closing.

                7. Proof of due filing with the Department of State of the Commonwealth of Pennsylvania of the Statement of Designation authorizing the Preferred Stock.

                8. A certificate of an officer of the Seller certifying that the Board of Directors has approved an amendment to the Bylaws of the Seller substantially in the form attached hereto as Exhibit E (the "Bylaw Amendment").

                9. Such other documents as the Purchasers shall reasonably request.

                (b) With respect to the Second Closing, the Seller shall deliver or cause to be delivered the following to each of the Purchasers that is to purchase shares of Preferred Stock at the Second Closing:

                1.   (i)     One or more certificates evidencing the aggregate
                             number of shares of the Preferred Stock, duly authorized, issued, fully paid and non-assessable, as is indicated on Schedule 1 to be purchased at the Second Closing by such Purchaser, registered in the name of such Purchaser, in such denominations as is indicated on Schedule 1 for such Purchaser with respect to the Second Closing (provided that delivery of such certificates on the business day immediately after the Second Closing Date shall be deemed to satisfy the Seller's obligation in this
                             Section 6.1(b)(1)(i));

                     (ii) One or more certificates evidencing the Series A Warrants, registered in the name of such Purchaser, in such denominations as is indicated on Schedule 1 for such Purchaser with respect to the Second Closing, pursuant to which such Purchaser shall be entitled to purchase an aggregate of that number of shares of Common Stock as is indicated on Schedule 1 to be purchased at the Second Closing by such Purchaser (provided that delivery of such certificates on the business day immediately after the Second Closing Date shall be deemed to satisfy the Seller's obligation in this Section 6.1(b)(1)(ii)).

              2. A certificate of an officer of the Seller certifying that the Seller's Board of Directors and shareholders have approved (i) the issuance of an additional 500 shares of Preferred Stock and (ii) the Second Bylaw Amendment.

              3. A certificate of an officer of the Seller certifying that each of the representations and warranties of the Seller set forth herein and each of the Related Documents is true and correct as of the Second Closing Date, except (i) as may be indicated in Schedules delivered as of the Second Closing Date and (ii) for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date.

         6.2 Conditions to Obligations of the Seller to Effect the Closings. The obligations of the Seller to effect the First Closing or the Second Closing, as the case may be, and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the First Closing or the Second Closing, as applicable of each of the following conditions, any of which may be waived, in writing, by the Company:

              (a) With respect to the First Closing, each of the Purchasers shall deliver or cause to be delivered to the Seller (i) payment of the portion of the Purchase Price set forth opposite each Purchaser's name on Schedule 1 for the First Closing, in cash by either (x) wire transfer of immediately available funds to an account designated in writing by Seller prior to the date hereof, or
(y) certified or cashier's check; (ii) an executed copy of this Agreement; (iii) an executed copy of the Investor Rights Agreement; (iv) executed copies of the proxy attached to the Investor Rights Agreement and (v) such other documents as the Seller shall reasonably request.

              (b) With respect to the Second Closing, each of the Purchasers that is to purchase shares of Preferred Stock on the Second Closing Date shall deliver or cause to be delivered to the Seller (i) payment of the portion of the Purchase Price set forth opposite each Purchaser's name on Schedule 1 for the Second Closing; and (ii) a certificate of an officer of the Purchaser certifying that each of the representations and warranties of such Purchaser set forth herein and each of the Related Documents is true and correct as of the Second Closing Date.

                 Article VII - - Indemnification and Termination

         7.1 Survival of Representations. Except as otherwise provided herein, the representations and warranties of the Seller and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of two (2) years from the Closing Date; provided, however, that the Seller's warranties and representations under Sections 3.13 (Taxes), 3.19 (Subsidiaries and Investments), 3.20 (Capitalization), and 3.21 (Options, Warrants, Rights), shall survive the Closing Date and continue in full force and effect until the expiration of all applicable statutes of limitation; and further provided that the Seller's warranties and representations under Section
3.25 (Environmental Matters) shall survive the Closing Date and continue in full force and effect for a period of six (6) years from the Closing Date. The Seller's warranties and representations shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Seller or the Purchasers.

         7.2 Indemnification. (a) The Seller agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Seller of any covenant or agreement made by the Seller in this Agreement or in any of the Related Documents; (ii) any breach of warranty or representation made by the Seller in this Agreement or in any of the Related Documents (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

                               (b) The  Purchasers, severally and not jointly,
agree to indemnify and hold harmless the Seller, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any third party losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in this Agreement or in any of the Related Documents; (B) any breach of warranty or representation made by the Purchasers in this Agreement or in any of the Related Documents; and
(C) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; provided, however, that a Purchaser's liability under this Section 7.2(b) shall not exceed the Purchase Price paid by such Purchaser hereunder.

         7.3 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

                               An Indemnified Party under this Agreement shall,
with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

                               The Indemnifying Party shall have the right, at
its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

                    The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

     With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                          Article VIII - Miscellaneous

     8.1 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

     8.2 Fees and Expenses. The Seller shall be responsible for the payment of the Purchasers' reasonable legal fees and expenses relating to the preparation and negotiation of this Agreement, up to a maximum of $75,000.

     8.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a business day or later than 5:00 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service such as Federal Express. The address for such notices and communications shall be as follows:

If to the Purchasers, to their respective    If to the Seller, to:
addresses set forth on Schedule 1.
                                             Orthovita, Inc.
If to OrbiMed Associates LLC, PW Juniper     45 Great Valley Parkway
Crossover Fund LLC or Caduceus               Malvern, Pennsylvania 19355
Private Investment L.P., with a copy to:     Att'n: Joseph M. Paiva,
Wollmuth Maher & Deutsch LLP                 Chief Financial Officer
500 Fifth Avenue                             Fax No. 610.640.2603
New York, New York 10110
Attention: Ellen H. Clark, Esq.
Fax No. 212.382.0050

                                             With a copy in each case to:
With a copy in each other case to:
                                             Morgan, Lewis & Bockius LLP
Kane Kessler, P.C.                           1701 Market Street
1350 Avenue of the Americas - 26th Floor     Philadelphia, Pennsylvania 19103
New York, New York 10019                     Att'n: Christine J. Arasin, Esq.
Attention:  Robert L. Lawrence, Esq.         Fax No. 215.963.5299
Fax No.: 212.245.3009

Unless otherwise stated above, such communications shall be effective when they are received by the addressee thereof in conformity with this Section. Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.

     8.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

     8.5 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum.

     8.6 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties; provided, however, that any of the Purchasers shall be permitted to assign their rights under this Agreement to any Affiliate of such Purchaser to whom it assigns or transfers Securities.

     8.7 Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

     8.8 Entire Agreement. This Agreement and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings.

     8.9 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law, or in equity on such party, and the exercise of any one remedy shall not preclude the exercise of any other.

     8.10 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the Seller and the holders of a majority of the Preferred Stock then outstanding, and such waiver or amendment, as the case may be, shall be binding upon all Purchasers. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may not be amended or supplemented by any party hereto except pursuant to a written amendment executed by the Seller and the holders of the a majority of the Preferred Stock then outstanding.

     8.11 No Waiver. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     8.12 Construction of Agreement; Knowledge. For purposes of this Agreement, the term "knowledge," when used in reference to a corporation means the knowledge of the directors and executive officers of such corporation (including, if applicable, any person designated as a chief scientific, medical or technical officer) assuming such persons shall have made inquiry that is customary and appropriate under the circumstances to which reference is made, and when used in reference to an individual means the knowledge of such individual assuming the individual shall have made inquiry that is customary and appropriate under the circumstances to which reference is made.

     8.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     8.14 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                            [Signature Page Follows:]

     In Witness Whereof, the parties hereto have executed this Agreement as of the date first above written.

PURCHASERS:                          Orthovita, Inc., a Pennsylvania corporation

ORBIMED ASSOCIATES LLC


By: /s/ Jonathan Silverstein         By: /s/ Antony Koblish
   -------------------------            -------------------
    Name: Jonathan Silverstein       Antony Koblish, Chief Executive
    Title: Director                  Officer


PW JUNIPER CROSSOVER FUND LLC


By: /s/ Jonathan Silverstein
   -------------------------
    Name: Jonathan Silverstein
    Title: Director


CADUCEUS PRIVATE INVESTMENTS, L.P.


By: /s/ Jonathan Silverstein
   -------------------------
    Name: Jonathan Silverstein
    Title: Director


SDS MERCHANT FUND, L.P.
by its Managing Member,
SDS Capital Partners, L.L.C.


By: /s/ Scott E. Derby
   -------------------
    Name: Scott E. Derby
    Title: General Counsel



DMG LEGACY FUND LLC
by its Managing Member,
DMG Advisors LLC

By: /s/ Andrew Wilder
   ------------------
    Name: Andrew Wilder
    Title: Chief Financial Officer

DMG LEGACY INSTITUTIONAL FUND
LLC
by its Managing Member,


DMG Advisors LLC

By: /s/ Andrew Wilder
   ------------------
    Name: Andrew Wilder
    Title: Chief Financial Officer


DMG LEGACY INTERNATIONAL FUND LTD.
by its Investment Advisor
DMG Advisors LLC


By: /s/ Andrew Wilder
   ------------------
    Name: Andrew Wilder
    Title: Chief Financial Officer


PROMED PARTNERS, L.P.


By: /s/ Barry Kurokawa
   -------------------
    Name: Barry Kurokawa
    Title: Managing Member and
           Portfolio Manager


PROMED OFFSHORE FUND, LTD.


By: /s/ Barry Kurokawa
   -------------------
    Name: Barry Kurokawa
    Title: Managing Member and
           Portfolio Manager


XMARK FUND, L.P.


By: /s/ Mitchell D. Kaye
   ---------------------
    Name: Mitchell D. Kaye
    Title: CIO


XMARK FUND, LTD.


By: /s/ Mitchell D. Kaye
   ---------------------
    Name: Mitchell D. Kaye
    Title: CIO


SMALLCAPS ONLINE


By: /s/ Steve Rouhandeh
   --------------------
    Name: Steve Rouhandeh
    Title: Chairman


By: /s/ Paul Scharfer
   ------------------
    Paul Scharfer

                                   Schedule 1
                                       to
                 Preferred Stock and Warrant Purchase Agreement
         Purchasers and Shares of Preferred Stock and Warrants Purchased

====================================================================================================================================
                                                 First Closing -                                     Second Closing
                                                 Shares of                                           Shares of
                                                 Common Stock                                        Common Stock
                                First Closing    Acquirable                       Second Closing -   Acquirable
                                Shares of        under            First Closing - Shares of          Under          Second Closing -
Name and Address of Purchaser   Preferred Stock  Warrants         Purchase Price  Preferred Stock    Warrants       Purchase Price
------------------------------------------------------------------------------------------------------------------------------------
                                              7           30,774      $   70,000        500 (may be  2,198,125 (may  $5,000,000 (may
OrbiMed Associates LLC                                                              allocated among    be allocated    be allocated
c/o OrbiMed Advisors LLC                                                                    OrbiMed   among OrbiMed    among OrbiMed
767 Third Avenue, 30th Floor                                                        Associates LLC,      Associates  Associates LLC,
New York, New York 10017                                                                 PW Juniper LLC, PW Juniper      PW Juniper
Att'n: Mr. Jonathan Silverstein                                                      Crossover Fund  Crossover Fund   Crossover Fund
Fax: 212.739.6444                                                                  LLC and Caduceus         LLC and LLC and Caduceus
                                                                                            Private        Caduceus          Private
                                                                                  Investment L.P.)*         Private       Investment
                                                                                                         Investment           L.P.)*
                                                                                                              L.P.)
------------------------------------------------------------------------------------------------------------------------------------
PW Juniper Crossover Fund LLC               158          694,607      $1,580,000        See OrbiMed     See OrbiMed      See OrbiMed
c/o OrbiMed Advisors LLC                                                             Associates LLC  Associates LLC   Associates LLC
767 Third Avenue, 30th Floor
New York, New York 10017
Att'n: Mr. Jonathan Silverstein
Fax:  212.739.6444
------------------------------------------------------------------------------------------------------------------------------------
Caduceus Private Investment L.P.            335        1,472,743      $3,350,000        See OrbiMed     See OrbiMed      See OrbiMed
c/o OrbiMed Advisors LLC                                                             Associates LLC  Associates LLC   Associates LLC
767 Third Avenue, 30th Floor
New York, New York 10017
Att'n: Mr. Jonathan Silverstein
Fax: 212.739.6444
------------------------------------------------------------------------------------------------------------------------------------
                                            350        1,538,687      $3,500,000                  0               0                0
SDS Merchant Fund, L.P.
53 Forest Avenue, 2nd Floor
Old Greenwich, Connecticut 06870
Att'n: Mr. Steven Derby
Fax: 203.967.5851
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
DMG Legacy Fund LLC                   27          118,699      $   270,000           0               0                0
c/o DMG Advisors LLC
53 Forest Avenue, Suite 202
Old Greenwich, CT 06870
Attn: Mr. Thomas McAuley
Fax: 203.967.5701
------------------------------------------------------------------------------------------------------------------------
DMG Legacy Institutional Fund        150          659,437      $ 1,500,000           0               0                0
LLC
c/o DMG Advisors LLC
53 Forest Avenue, Suite 202
Old Greenwich, CT 06870
Attn: Mr. Thomas McAuley
Fax: 203.967.5701
------------------------------------------------------------------------------------------------------------------------
DMG Legacy International Fund        173          760,551      $ 1,730,000           0               0                0
Ltd.
c/o DMG Advisors LLC
53 Forest Avenue, Suite 202
Old Greenwich, CT 06870
Attn: Mr. Thomas McAuley
Fax: 203.967.5701
------------------------------------------------------------------------------------------------------------------------
ProMed Partners, L.P.                 44          193,435      $   440,000           0               0                0
200 Park Avenue # 3900
New York, NY 10166
Attn: Mr. Barry Kurokawa
Fax: 212.692.3627
------------------------------------------------------------------------------------------------------------------------
ProMed Offshore Fund, Ltd.             6           26,377      $    60,000           0               0                0
200 Park Avenue # 3900
New York, NY 10166
Attn: Mr. Barry Kurokawa
Fax: 212.692.3627
------------------------------------------------------------------------------------------------------------------------
Xmark Fund, L.P.                      13           57,151      $   130,000           0               0                0
c/o Brown Simpson Partners
152 W. 57th Street, 21/st/ Floor
New York, NY 10019
Attn: Mr. Mitchell Kaye
Fax: 212.247.1329
------------------------------------------------------------------------------------------------------------------------
Xmark Fund, Ltd.                      37          162,661      $   370,000           0               0                0
c/o Brown Simpson Partners
152 W. 57th Street, 21/st/ Floor
New York, NY 10019
Attn: Mr. Mitchell Kaye
Fax: 212.247.1329
------------------------------------------------------------------------------------------------------------------------
SCO Capital Partners LLC              65          285,756      $   650,000           0               0                0
1285 Avenue of the Americas,
35/th/ Floor
New York, NY 10019
Attn: Mr. Steven Rouhandeh
Fax: 212.554.4058
------------------------------------------------------------------------------------------------------------------------
Paul Scharfer                         35          153,869      $   350,000           0               0                0
P.O. Box 537
Sagaponack, NY 11962
Fax: 212.554.4058
------------------------------------------------------------------------------------------------------------------------

          Totals                   1,400        6,154,747      $14,000,000         500       2,198,125       $5,000,000
========================================================================================================================

                                    EXHIBIT E

                                 BYLAW AMENDMENT

New subparagraph under Section 5.02 of the Bylaws:

(c)  Nomination of Directors by Holder of Preferred Stock.

     (1) Commencing on the Date of Original Issue (as such term is defined in the Statement of Designations, Rights and Preferences of the Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock of the Corporation, and continuing for such time as holders of the Corporation's Series A 6% Adjustable Convertible Voting Preferred Stock (the "Preferred Holders") continue to hold 375 shares of the Corporation's Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock (the "Series A Preferred Stock"), the Preferred Holders shall have the right to:

               (i) nominate one (1) director of the Corporation, which person may be an employee of or affiliated with one or more of OrbiMed Associates LLC, PW Juniper Crossover Fund LLC or Caduceus Private Investment L.P.; and

          (ii) approve the nomination of up to one (1) additional director of the Corporation, which person must be independent from each of the Preferred Holders and constitute an "independent director" within the meaning of the rules of the National Association of Securities Dealers, Inc. and have knowledge of the financial or healthcare industries (the "Independent Director"), provided that the Preferred Holders collectively own at least 1,125 shares of Series A Preferred Stock. The nomination of the Independent Director by the Corporation shall be subject to the approval of the Preferred Holders, which approval shall not be unreasonably withheld.

     (2) Nominations for the election of directors under this Section 5.02(c) shall be valid only if the Preferred Holders making such determination (a) are holders of record of Series A Preferred Stock on the date of the giving of the notice provided for in this Section 5.02(c)(2) and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) comply with the notice procedures set forth in this Section 5.02(c)(2).

     In addition to any other applicable requirements, for a nomination to be made by the Preferred Holders pursuant to this Section 5.02(c), the Preferred Holders must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, such notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Preferred Holders in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Public disclosure shall include, but not be limited to, information contained in a document publicly filed by the Corporation with the Securities and Exchange Commission under Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     To be in proper written form, the Preferred Holders' notice to the Secretary must set forth:

(A) as to each person whom the Preferred Holders proposes to nominate for election as a director: (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(B) (i) the name and record address of each of the Preferred Holders making such nomination, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Preferred Holders , (iii) a description of all arrangements or understandings between such Preferred Holders and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Preferred Holders , and (iv) any other information relating to such Preferred Holders that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

     If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     This subparagraph (c) shall be void and of no further effect immediately, without any further action by the Board of Directors, upon the date on which the Preferred Holders collectively cease to own at least 375 shares of Series A Preferred Stock.

                                    EXHIBIT F

                             SECOND BYLAW AMENDMENT

New subparagraph under Section 5.02 of the Bylaws:

(c)  Nomination of Directors by Holder of Preferred Stock.

     (1) Commencing on ________, 2002 and continuing for such time as holders of the Corporation's Series A 6% Adjustable Convertible Voting Preferred Stock (the "Preferred Holders") continue to hold 333 shares of the Corporation's Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock (the "Series A Preferred Stock"), the Preferred Holders shall have the right to:

          (i) nominate one (1) director of the Corporation, which person may be an employee of or affiliated with one or more of OrbiMed Associates LLC, PW Juniper Crossover Fund LLC or Caduceus Private Investment L.P.; and

(ii) approve the nomination of up to two (2) additional directors of the Corporation, which persons must be independent from each of the Preferred Holders , constitute "independent directors" within the meaning of the rules of the National Association of Securities Dealers, Inc. and have knowledge of the financial or healthcare industries (the "Independent Directors"), provided that the Preferred Holders collectively own at least 1,667 shares of Series A Preferred Stock; provided further, however that the Preferred Holders shall be entitled to approve the nomination of only one Independent Director if they collectively own less than 1,667 but more than 1,000 shares of Series A Preferred Stock. The nomination of each Independent Director by the Corporation shall be subject to the approval of the Preferred Holders, which approval shall not be unreasonably withheld.

     (2) Nominations for the election of directors under this Section 5.02(c) shall be valid only if the Preferred Holders making such determination (a) are holders of record of Series A Preferred Stock on the date of the giving of the notice provided for in this Section 5.02(c)(2) and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) comply with the notice procedures set forth in this Section 5.02(c)(2).

     In addition to any other applicable requirements, for a nomination to be made by the Preferred Holders pursuant to this Section 5.02(c), the Preferred Holders must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, such notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Preferred Holders in order to be timely must be so received not later than the close of business on the tenth (10/th/) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Public disclosure shall include, but not be limited to, information contained in a document publicly filed by the Corporation with the Securities and Exchange Commission under
Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     To be in proper written form, the Preferred Holders' notice to the Secretary must set forth:

(A) as to each person whom the Preferred Holders proposes to nominate for election as a director: (i) the name, age, business address and residence of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and

(B) (i) the name and record address of each of the Preferred Holders making such nomination, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Preferred Holders , (iii) a description of all arrangements or understandings between such Preferred Holders and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Preferred Holders , and (iv) any other information relating to such Preferred Holders that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

     If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     This subparagraph (c) shall be void and of no further effect immediately, without any further action by the Board of Directors, upon the date on which the Preferred Holders collectively cease to own at least 333 shares of Series A Preferred Stock.